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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement of Pacific Softworks, Inc. on Form SB-2 of our report dated January 29, 1999 (except for Notes 10, 13(d), and 14 as to which the date is July 15, 1999), appearing in the Prospectus, which is a part of such Registration Statement relating to the consolidated financial statements of Pacific Softworks, Inc. and Subsidiary, and to the reference to our Firm under caption "Experts" in such Prospectus.



                              /s/  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

                                   MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                   Certified Public Accountants




Los Angeles, California
July 26, 1999